Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As oil and gas consultants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 of our reports dated February 20, 2006 and February 21, 2006 included in VAALCO Energy’s Annual Report on Form 10K for the year ended December 31, 2005, and to the reference to us under the caption “Experts” appearing in such Registration Statement.

NETHERLAND SEWELL & ASSOCIATES, INC.

By:	/s/
David B. Cox
Senior Vice President

Houston, Texas

March 8, 2006